SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                           The Securities Act of 1934

       Date of Report (Date of earliest event reported): October 20, 2000





                                SUMMEDIA.COM INC.
             (Exact name of registrant as specified in its charter)

    Colorado                        0-30566                    95-4734398
(State or other                   (Commission               (I.R.S. Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


   1055 West Hastings Street, Suite 1200 Vancouver, British Columbia, V6E 2E9
               (Address of Principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (604) 605-0901

Item 1.           Changes in Control of Registrant

On December 22, 2000, pursuant to a Subscription Agreement dated as of December 4, 2000, as amended on December 15, 2000 and on January 30, 2001, between SUMmedia.com Inc. (the "Company") and Clayhill Limited (the "Purchaser"), the Company sold to Purchaser 16,000,000 shares of its common stock ($.01 par value) (the "Common Stock"), resulting in Purchaser becoming a controlling shareholder by acquisition of 40.8% of the issued and outstanding shares of Common Stock of the Company. The consideration for the shares of Common Stock of the Company was cash in the amount of US $400,000.

Item 5.           Other Events

L. Evan Baergen was appointed to the offices of Chief Financial Officer and Secretary on December 31, 2000. He previously held the office of Vice President of Emerging Technologies.

Andre Dragon, Steve Tatone, and Dennis Molloy each resigned executive officer positions with the Company on November 10, 2000, November 15, 2000, and December 1, 2000, respectively.

On October 20, 2000, Frank Palmer resigned as a director of the Company. Arvid Petersen and John Veltheer also resigned their positions as directors of the Company, effective November 13 and November 15, 2000, respectively. The vacancies on the Board of Directors have not yet been filled, but the Company anticipates that some or all of the vacant seats will be appointed in the near future and that the current directors will consult with the Purchaser regarding such appointments.

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

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SUMmedia.com Inc.
                                       By:

January 30, 2001                       /s/ L. EVAN BAERGEN
                                       ------------------------------------
                                           L. Evan Baergen
                                           Chief Financial Officer and Secretary

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